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                                                                   EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-79521 of Hyperion Telecommunications, Inc. on Form S-4 of our report dated May 17, 1999, appearing in the Transition Report on Form 10-K of Hyperion Telecommunications, Inc. for the nine months ended December 31, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

July 15, 1999